EXHIBIT 4.1
FIRST AMENDMENT
TO
TAX BENEFIT PRESERVATION PLAN
     This FIRST AMENDMENT (this “First Amendment”) to the Tax Benefit Preservation Plan, dated as of September 13, 2010 (the “Plan”) is entered into as of June 21, 2011 by and between Leap Wireless International, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”).
WITNESSETH
     WHEREAS, the Company and the Rights Agent previously entered into the Plan; and
     WHEREAS, pursuant to Section 26 of the Plan, the Company and the Rights Agent may from time to time supplement or amend any provision of the Plan in accordance with the terms of such Section 26.
     NOW THEREFORE, in consideration of the foregoing premises and mutual agreements set forth in this First Amendment, the Company and the Rights Agent agree as follows:
     1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.
     2. Clause (i) of Section 7.1 of the Plan is hereby amended to replace the words “September 30, 2020” with the words “June 21, 2011”.
     3. Exhibit B to the Plan (Form of Right Certificate) is hereby amended to replace the words “September 30, 2020” with the words “June 21, 2011” in all places where such words appear.
     4. Exhibit C to the Plan (Summary Of Rights To Purchase Preferred Shares) is hereby amended to replace the words “September 30, 2020” with the words “June 21, 2011” in all places where such words appear.
     5. This First Amendment shall be effective as of the date hereof.
     6. This First Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all such counterparts shall together constitute one and the same document.
     7. This First Amendment shall be deemed to be a contract made under the internal laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the date and year first written above.

LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation
By:	/s/ Robert J. Irving, Jr.
	Name:	Robert J. Irving, Jr
	Title:	Senior Vice President, General Counsel & Secretary

MELLON INVESTORS SERVICES LLC, as Rights Agent
By:	/s/ Tiffany Skiles
	Name:	Tiffany Skiles
	Title:	Vice President
SIGNATURE PAGE TO FIRST AMENDMENT TO LEAP WIRELESS TAX BENEFIT PRESERVATION PLAN